EXHIBIT 99.1
For immediate release
TRICO MARINE SERVICES REPORTS 2006 FOURTH QUARTER AND YEAR END RESULTS—RECORD REVENUES, OPERATING AND NET INCOME LEAD TO HIGHEST ANNUAL FINANCIAL RESULTS IN COMPANY HISTORY
HOUSTON, March 1, 2007 /Marketwire/ — Trico Marine Services, Inc. (NASDAQ: TRMA — News) (the “Company” or “Trico”) today announced its financial results for the quarter and year ended December 31, 2006 reporting quarterly net income of $16.4 million, or $1.07 per share (diluted) and annual net income of $58.7 million, or $3.86 earnings per share (diluted).

				Non-GAAP
		Three months		Combined Results
	Three months	ended	Year ended	for the Year ended
	ended	September 30,	December 31,	December 31,
(In thousands, except per share data and day rates)	December 31, 2006	2006	2006	2005(1)
Charter hire revenues	$66,003	$67,042	$243,424	$171,822

Operating income	24,627	23,961	88,390	42,695

Net income (loss)	16,386	17,821	58,724	(41,261)
Diluted EPS	$1.07	$1.17	$3.86	N/A

Average Day Rates:
Supply / Anchor Handling (North Sea class)	$24,375	$22,474	$20,455	$16,300

Supply Vessels (Gulf class)	10,580	11,639	11,071	6,493

Utilization:
Supply / Anchor Handling (North Sea class)	96%	92%	94%	92%
Supply Vessels (Gulf class)	66%	71%	66%	60%

(1)	Includes periods of both the Successor and Predecessor Companies, before and after our reorganization. The combined results for the year ended December 31, 2005 represent a non-GAAP financial measure due to our reorganization. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the financial tables to this press release.
President and Chief Executive Officer, Trevor Turbidy, commented, “We are extremely pleased with our continued progress, our fourth quarter results and full year 2006 financial performance. While we did experience a decline from record levels of our average day rates for our Gulf Class supply vessels in the fourth quarter, we are generating significant cash flow at current rates for our Gulf class vessels. The North Sea market gained strength throughout the year and was extremely robust in the fourth quarter with anchor handling and PSV spot rates setting all time records. We aggressively pursued opportunities to reactivate and mobilize our vessels to growing international markets as evidenced by our agreement with China Oilfield Services Limited (“COSL”) in Southeast Asia and our increased scope of operations in West Africa. Already in 2007, we capitalized on an extremely attractive financing opportunity to provide Trico additional liquidity to augment its fleet renewal program through constructing new vessels, acquiring existing vessels and pursuing attractive corporate acquisition opportunities.”
Highlights for the Year
2401 FOUNTAINVIEW — SUITE 920 — HOUSTON, TEXAS 77057 — (713)780-9926 — FAX (713)780-0062

•	Achieved annual records for the following financial metrics — charter hire revenues, operating income and net income:
•	Charter hire revenues increased $71.6 million to $243.4 million for 2006, representing a 42% increase over charter hire revenues of $171.8 million for 2005.

•	Operating income increased $45.7 million or 107% compared to the year end 2005.

•	Net income of $58.7 million, or $3.86 per diluted share, for the year ended December 31, 2006, compared to a loss of $41.3 million for the year ended 2005.
•	Entered into three new vessel building contracts to construct a Marin Teknikk Design MT6009 MKII platform supply vessel and two GPA 640 platform supply vessels.

•	Together with COSL, formed Eastern Marine Services Limited for the development and provision of marine offshore support services in Southeast Asia.
Subsequent Event
•	In February 2007, we raised $150 million aggregate principal amount of 3.0% senior convertible debentures providing additional financial flexibility to pursue opportunities in emerging markets, further augment our fleet renewal program and pursue strategic acquisition opportunities that may arise.
Highlights for the Quarter
•	Although revenues from Gulf Class supply vessels decreased by $5.2 million, or 16% compared with the third quarter, revenues for the AHTSs and PSVs in the North Sea increased 13% and 15%, respectively, in the fourth quarter compared to the third quarter

•	Operating income increased $0.7 million from $23.9 million in the third quarter due in part to a reduction in M&C costs of $1.7 million in the fourth quarter

•	North Sea market continued to be robust, with record day rates being set in the spot anchor handler market. Average day rates for Trico’s North Sea class fleet improved by 8% over the third quarter.
Summary Results
Charter hire revenues for the quarter ended December 31, 2006 were $66.0 million, a $1.0 million decrease compared to the third quarter of 2006. This decrease can be attributed to a reduction in demand for supply vessels in the Gulf of Mexico as a result of decreased hurricane related construction work and lower number of active jackup rigs in the Gulf of Mexico. Reduced charter hire revenues in the Gulf were partially offset by continued strength in the North Sea market in which our vessels experienced increased day rates and utilization.
During the fourth quarter of 2006, maintenance and classification (M&C) costs were incurred in respect of one North Sea class supply vessel, and three Gulf class supply vessels, and costs were incurred to destack five vessels related to our Southeast Asia partnership for a total cost of $4.4 million. In the third quarter of 2006, the Company incurred M&C work on three North Sea class vessels and six Gulf class supply vessels for a total cost of $6.1 million.

Charter hire revenues for the year ended December 31, 2006 increased 42% or $71.6 million compared to the year ended December 31, 2005. This increase was primarily due to (i) increased average day rates for our North Sea vessels, bolstered by two of our anchor handling vessels operating in the spot market in a year that experienced record-setting day rates, and (ii) increased utilization and day rates for our Gulf class supply vessels.
Direct operating expenses for the year ended December 31, 2006 increased 25% or $21.7 million compared to the year ended December 31, 2005. The increase is primarily due to increased labor costs of $5.9 million, increased mobilization expense of $1.3 million due to the mobilization of five vessels to West Africa, and increased marine inspection costs of $13.2 million attributable to destacking of nine of our cold stacked vessels and the timing and class of vessels undergoing regulatory drydockings. As a result of our accounting policy to expense maintenance and classification costs as incurred, the timing of a vessel’s regulatory drydocking and the class of vessels undergoing regulatory drydocking may result in fluctuations in direct vessel operating expenses when compared to prior periods.
The Company reduced its number of stacked supply vessels to one by remaining committed to our strategy of increasing our presence in expanding international markets and reducing our dependency on mature markets. We recognize the volatility in the U.S. Gulf of Mexico and have opportunistically mobilized vessel from the U.S. Gulf in order to maintain historically robust day rates. We removed 10 vessels from our stacked fleet during 2006, of which 7 were reactivated and mobilized to international markets, 2 were reactivated and placed into service in the US Gulf to replace vessels that had been mobilized internationally and one was sold.
In January 2007, North Sea day rates averaged $22,353 with utilization of 98% while day rates for our Gulf class supply vessels averaged $9,741 with utilization of 71%, or 85% for all actively marketed vessels.
About Trico
Trico provides a broad range of marine support services to the oil and gas industry, primarily in the North Sea, Gulf of Mexico, West Africa, Mexico, Southeast Asia (through its partnership) and, to a lesser extent, Brazil. The services provided by the Company’s diversified fleet of vessels include the transportation of drilling materials, supplies and crews to drilling rigs and other offshore facilities; towing drilling rigs and equipment from one location to another; and support for the construction, installation, repair and maintenance of offshore facilities. Trico has its principal office in Houston, Texas.
For more information about Trico Marine Services, Inc. visit us on the web at www.tricomarine.com.
Certain statements in this press release that are not historical fact may be “forward looking statements.” Actual events may differ materially from those projected in any forward-looking statement. There are a number of important factors involving risks and uncertainties beyond the control of the Company that could cause actual events to differ materially from those expressed or implied by such forward-looking statements. A description of risks and uncertainties relating to Trico Marine Services, Inc. and its industry and other factors, which could affect the Company’s results of operations or financial condition, are included in the Company’s Securities and Exchange Commission filings. Trico undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share amounts)

	Three months	Three months
	ended	ended
	December 31, 2006	September 30, 2006
Revenues:
Charter hire	$66,003	$67,042
Amortization of non-cash deferred revenues	613	1,127
Other vessel income	276	368

Total revenues	66,892	68,537

Operating expenses:
Direct vessel operating expenses and other	28,629	28,131
General and administrative	7,414	7,229
Depreciation and amortization expense	6,224	6,246
Impairment on assets held for sale, net of insurance recoveries	—	3,185
Gain on sales of assets	(2)	(215)

Total operating expenses	42,265	44,576

Operating income	24,627	23,961

Interest expense	(123)	(279)
Amortization of deferred financing costs	(35)	(37)
Foreign exchange gain (loss)	(1,846)	2,246
Interest income	1,546	1,227
Other income (loss), net	(167)	(139)

Income before income taxes and noncontrolling interest in loss of consolidated subsidiary	24,002	26,979

Income tax expense	8,796	9,963

Income before noncontrolling interest in loss of consolidated subsidiary	15,206	17,016

Noncontrolling interest in loss of consolidated subsidiary	1,180	805

Net income	$16,386	$17,821

Basic income per common share:
Net income	$1.12	$1.22

Average common shares outstanding	14,667,556	14,634,937

Diluted income per common share:
Net income	$1.07	$1.17

Average common shares outstanding	15,274,223	15,254,877

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share amounts)

			Predecessor
	Successor Company		Company
				Combined
	Results for the	Period from	Period from	Results for the
	Year	March 15, 2005	January 1, 2005	Year
	ended	through	through	ended
	December 31, 2006	December 31, 2005	March 14, 2005	December 31, 2005

Revenues:
Charter hire	$243,424	$141,953	$29,869	$171,822
Amortization of non-cash deferred revenues	4,322	10,137	—	10,137
Other vessel income	971	309	17	326

Total revenues	248,717	152,399	29,886	182,285

Operating expenses:

Direct vessel operating expenses and other	106,981	69,081	16,217	85,298
General and administrative	27,102	21,387	4,030	25,417
Amortization of marine inspection costs	—	—	2,055	2,055
Depreciation and amortization expense	24,998	20,403	6,703	27,106
Impairment of long-lived assets	—	—	—	—
Impairment on assets held for sale, net of insurance recoveries	2,580	2,237	—	2,237
(Gain) loss on sales of assets	(1,334)	(2,525)	2	(2,523)

Total operating expenses	160,327	110,583	29,007	139,590

Operating income	88,390	41,816	879	42,695

Reorganization costs		—	(6,659)	(6,659)
Gain on debt discharge	—	—	166,459	166,459
Fresh-start adjustments	—	—	(219,008)	(219,008)
Interest expense	(1,286)	(6,430)	(1,940)	(8,370)
Amortization of deferred financing costs	—	(285)	(50)	(335)
Loss on early retirement of debt	(168)	(3,950)	—	(3,950)
Interest income	4,198	615	—	615
Other income (loss), net	(672)	(402)	5	(397)

Income before income taxes and noncontrolling interest in loss of consolidated subsidiary	90,462	31,364	(60,314)	(28,950)

Income tax expense	33,723	11,264	1,047	12,311

Income before noncontrolling interest in loss of consolidated subsidiary	56,739	20,100	(61,361)	(41,261)

Noncontrolling interest’s loss in subsidiary	1,985	—	—	—

Net income (loss)	$58,724	$20,100	$(61,361)	$(41,261)

Basic income (loss) per common share:
Net income (loss)	$4.01	$1.78	$(1.66)

Average common shares outstanding	14,628,490	11,271,786	36,908,505

Diluted income (loss) per common share:
Net income (loss)	$3.86	$1.74	$(1.66)

Average common shares outstanding	15,206,137	11,558,100	36,908,505

		For the Three Months	For the Three Months	Year Ended
	Month of	Ended	Ended	December 31,
	January 2007	December 31, 2006	September 30, 2006	2006	2005(1)
Average Day Rates:
PSV/AHTS (North Sea class)	22,353	$24,375	$22,474	$20,455	$16,300
Supply (Gulf class)	9,741	10,580	11,639	11,071	6,493
Crew/line handling	5,323	5,585	5,512	4,785	2,402

Utilization:
PSV/AHTS (North Sea class)	98%	96%	92%	94%	92%
Supply (Gulf class)(2)	71%	66%	71%	66%	60%
Crew/line handling	97%	82%	87%	86%	90%

Average Number of Vessels:
PSV/AHTS (North Sea class)	16.0	16.0	16.0	16.0	16.8
Supply (Gulf class)	42.4	44.0	44.0	44.3	47.6
Crew/line handling	8.0	8.0	8.0	8.7	16.4

(1)	Results and day rates for the year ended December 31, 2005 comprise results of both the Successor and Predecessor Companies, before and after our emergence from bankruptcy.

(2)	Stacked vessels are included in the calculation of utilization. Excluding stacked vessels, our supply vessel utilization was 85% during the month of January 2007, 82% and 91% during the three month periods ended December 31, 2006 and the quarter ended September 30, 2006 respectively, and 88% and 92% for the years ended December 31, 2006 and 2005, respectively.

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share and per share amounts)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$114,173	$51,218
Available for sale securities	2,475	—
Restricted cash	716	570
Accounts receivable, net	58,787	42,986
Prepaid expenses and other current assets	4,036	3,484
Assets held for sale	3,048	5,853

Total current assets	183,235	104,111

Property and equipment:
Land and buildings	1,995	1,844
Marine vessels	256,125	241,360
Construction-in-progress	15,876	235
Transportation and other	2,328	1,566

	276,324	245,005
Less accumulated depreciation and amortization	44,476	19,359

Net property and equipment	231,848	225,646

Restricted cash — noncurrent	11,842	7,253
Other assets	8,397	7,212

Total assets	$435,322	$344,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term and current maturities of debt	$1,258	$36,610
Accounts payable	11,055	6,295
Accrued expenses	14,590	10,715
Accrued insurance reserve	3,062	3,426
Accrued interest	110	288
Income taxes payable	2,092	518

Total current liabilities	32,167	57,852

Long-term debt, including premiums	8,605	9,928
Deferred income taxes	63,327	46,055
Deferred revenues on unfavorable contracts	1,376	5,379
Other liabilities	2,199	2,576

Total liabilities	107,674	121,790

Noncontrolling interest	15,310	—

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value	—	—
Common stock, $.01 par value	148	146
Warrants — Series A	1,646	1,649
Warrants — Series B	634	634
Additional paid-in capital	231,218	208,143
Retained earnings	78,824	20,100
Unamortized pension loss, net on income tax of $0.3 million	(708)	—
Cumulative foreign currency translation adjustment	576	(8,240)

Total stockholders’ equity	312,338	222,432

Total liabilities and stockholders’ equity	$435,322	$344,222

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

			Predecessor
	Successor Company		Company
				Combined
	Results for the	Period from	Period from	Results for the
	Year	March 15, 2005	January 1, 2005	Year
	ended	through	through	ended
	December 31, 2006	December 31, 2005	March 14, 2005	December 31, 2005
Net income (loss)	$58,724	$20,100	$(61,361)	$(41,261)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,029	20,636	8,808	29,444
Amortization of deferred revenues	(4,322)	(10,137)	—	(10,137)
Deferred marine inspection costs	—	—	(1,277)	(1,277)
Deferred income taxes	29,856	10,084	(1,047)	9,037
Gain on debt discharge	—	—	(166,459)	(166,459)
Fresh start adjustments	—	—	219,008	219,008
Impairment on assets held for sale	2,580	2,237	—	2,237
Loss on early retirement of debt	—	3,950	—	3,950
Loss (gain) on sales of assets	(1,334)	(2,525)	2	(2,523)
Provision for doubtful accounts	1,234	668	40	708
Stock compensation expense	2,024	2,012	9	2,021
Noncontrolling interest in loss of consolidated subsidiary	(1,985)	—	—	—
Change in operating assets and liabilities:
Accounts receivable	(15,522)	(12,688)	2,404	(10,284)
Prepaid expenses and other current assets	(384)	(760)	(630)	(1,390)
Accounts payable and accrued expenses	8,938	(4,629)	7,676	3,047
Other, net	(3,107)	(1,774)	1,995	221

Net cash provided by operating activities	101,731	27,174	9,168	36,342

Cash flows from investing activities:
Purchases of property and equipment	(19,472)	(1,814)	(947)	(2,761)
Proceeds from sales of assets	3,402	6,988	—	6,988
Increase in available-for-sale securities	(2,475)	—	—	—
Increase in restricted cash	(4,682)	(882)	508	(374)
Other, net	—	—	(211)	(211)

Net cash provided by (used in) investing activities	(23,227)	4,292	(650)	3,642

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	95,323	—	95,323
Net proceeds from exercises of warrants and option	994	1,806	—	1,806
Proceeds from issuance of debt	15,878	60,550	54,550	115,100
Repayment of debt	(54,041)	(156,380)	(56,771)	(213,151)
Contribution from noncontrolling interest	20,910
Deferred financing costs and other	(2)	—	(375)	(375)

Net cash (used in) provided by financing activities	(16,261)	1,299	(2,596)	(1,297)

Effect of exchange rate changes on cash and cash equivalents	712	(701)	62	(639)

Net increase in cash and cash equivalents	62,955	32,064	5,984	38,048
Cash and cash equivalents at beginning of period	51,218	19,154	13,170	13,170

Cash and cash equivalents at end of period	$114,173	$51,218	$19,154	$51,218